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Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-82968, 33-98896, 333-04633, 333-82183, and 333-58192) pertaining to the Movie Gallery, Inc. 1994 Stock Plan, as amended, and in the Registration Statement (Form S-3 No. 33-95854) of Movie Gallery, Inc. and the related Prospectus, of our report dated February 13, 2003 with respect to the consolidated financial statements and schedule of Movie Gallery, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended January 5, 2003.

/s/ Ernst & Young LLP

Birmingham, Alabama
April 3, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS